Exhibit 99.1

                 NOVADEL RAISES $14 MILLION IN PRIVATE OFFERING

              New Funding Will Accelerate Human Feasibility Studies
                   Of Four Top-Selling Drugs; First NDA Filing
                               Scheduled for Q2-3

      FLEMINGTON, NJ JAN. 12-- NovaDel Pharma Inc. (OTCBB: NVDL), a developer of lingual spray drugs, announced that it completed the sale of securities in a private placement to accredited investors for gross proceeds of approximately $14 million.

      NovaDel said portions of the proceeds will be devoted to human pilot pharmacokinetic ("PK") studies of lingual spray versions of its Tier One product candidates, four leading currently marketed drugs with combined annual sales of more than $4 billion.

      The drugs to be tested include lingual spray versions of GlaxoSmithKline's (NYSE: GSK) Zofran(R), the leading anti-emetic, Pfizer's (NYSE: PFE) Xanax(R), a leading anti-anxiety drug, Glaxo's Imitrex(R), the leading migraine remedy, and Sanofi's (NYSE: SNY) Ambien(R), the largest-selling sleep-inducing agent.

      The PK studies are designed to confirm the ability of NovaDel's patented lingual spray technology to provide rapid therapeutic blood levels of the test compound, while avoiding the GI route of administration and first-pass liver effects. These are the intrinsic features of the company's technology, which allows drugs to enter the blood stream directly through the mucosal lining of the mouth.

      Having completed a pre-NDA (New Drug Application) meeting with the United States Food and Drug Administration, NovaDel is completing the necessary stability studies on its lingual spray nitroglycerin to support the filing of an NDA - its first - in the second or third quarter of this year.

      Investors in the private placement will receive approximately 13.3 million shares of common stock and warrants to acquire approximately 4.0 million shares of common stock. Paramount Capital, Inc., acted as placement agent for the offering.

      The securities were offered to accredited investors in reliance on an exemption from the registration requirements of the Securities Act of 1933 (the "Securities Act"). The offering has not been registered under the Securities Act or any state securities or "blue sky" laws and the shares may not be offered or sold absent registration or an applicable exemption from the registration requirements of the Securities Act and applicable state securities laws.

      NovaDel agreed, subject to certain terms and conditions, to file a registration statement under the Securities Act covering the resale of the shares purchased and share issuable upon exercise of the warrants.

      This press release does not and shall not constitute an offer to sell or the solicitation of an offer to buy shares or warrants and is being issued under Rule 135c under the Securities Act.

About NovaDel Pharma Inc.

      NovaDel Pharma Inc. is a specialty pharmaceutical company engaged in the development of novel drug delivery systems for prescription and over-the-counter drugs. The Company's proprietary lingual spray technology delivery system offers the patient (i) fast onset of action; (ii) improved drug safety by reducing the required drug dosage and reducing side effects; (iii) improved patient convenience and compliance; and (iv) enhanced dosage reliability. The Company plans to develop such products independently and through collaborative arrangements with major pharmaceutical and biotech companies.

                                      # # #

      Except for historical information contained herein, this document contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements involve known and unknown risks and uncertainties that may cause the Company's actual results or outcomes to be materially different from those anticipated and discussed herein including, but not limited to, the ability to develop products (independently and through collaborative arrangements), and the ability to commercialize and obtain approval for products under development. Further, the Company operates in industries where securities may be volatile and may be influenced by regulatory and other factors beyond the Company's control. Important factors that the Company believes might cause such differences are discussed in the risk factors detailed in the Company's most recent Annual Report and Registration Statements, filed with the Securities and Exchange Commission. In assessing forward-looking statements contained herein, if any, the reader is urged to carefully read all cautionary statements contained in such filings.

Contact:
        Barry C. Cohen                               Thomas Redington
        VP Business & New Product Development        203 222-7399
        908 782-3431 x 2160                          212 926-1733
        NovaDel Pharma Inc.                          tredington@redingtoninc.com